THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE LAW BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH SECTION 4(2) OF THE ACT, THE PROVISIONS OF REGULATION D PROMULGATED THEREUNDER AND PARALLEL EXEMPTIONS UNDER STATE LAW. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 3,750,000 to 5,000,000 Shares Common Stock
                       (Par Value $.0001 Per Share)

                      Securities Purchase Agreement

KLS Enviro Resources, Inc.
3220 North Freeway, Suite 105
Fort Worth, TX  76111
Attn: Raymond S. Kurzon
President and Chief Executive Officer

Gentlemen:

     In connection with the offer and proposed issuance of $3,000,000 up to $4,000,000 in Common Stock (the "Offering") by KLS Enviro Resources, Inc., a Nevada corporation ("KLS" or the "Company"), in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Act"), and similar provisions of state law, the undersigned purchasers (collectively, the "Purchasers") and the Company hereby agree as follows:

     1. Purchase of Securities. Subject to the terms and conditions of this Agreement, each of the Purchasers hereby agrees to acquire, and the Company agrees to sell that number of shares (the "Initial Share Number") of the Company's Common Stock, par value $.0001 per share (the "Shares"), set forth opposite such Purchaser's name on Schedule I to this Agreement, subject to adjustment in the number of shares as provided in Section 2, below. The consideration for the issuance of the Initial Share Number shall be $0.80 per share (the "Initial Share Price"). The total purchase price for the minimum of 3,750,000 Shares being purchased hereunder shall be Three Million Dollars ($3,000,000). The total purchase price for the maximum of 5,000,000 Shares which may be purchased hereunder shall be Four Million Dollars ($4,000,000). The total purchase price actually paid by the Purchasers at Closing (the "Investment Amount") shall be set forth in Schedule I to this Agreement. Each Purchaser shall pay his or its portion of the Investment Amount as set forth in Schedule I to this Agreement in full at Closing, as hereinafter defined, via wire transfer to the account of counsel for the Company on or before the Closing Date, as that term is defined in Section 4 of this Agreement. Wire instructions for the account of counsel to the Company are as follows:

          Bank:  Key Bank of Utah
          Account Name: Durham, Evans, Jones & Pinegar, P.C. Trust Account ABA No.: _____________
          Account No.: ______________

     2. Adjustment and Issuance of Additional Shares. The Initial Share Number shall be subject to adjustment as provided in this Section 2. If the Average Share Price, as that term is defined below, calculated for the five-day-trading period immediately following the effective date of the Registration Statement described in Section 4, below, shall be less than the Initial Share Price, then, within three (3) business days after the expiration of such five-trading-day period, the Company shall either deliver to Purchasers one or more certificates evidencing such number of Shares as shall be equal to the amount by which the result obtained by dividing (i) the Investment Amount by (ii) the Average Share Price for the five-trading-day period, shall exceed the Initial Share Number (the "Additional Shares") or, at Purchasers' option, deposit the Additional Shares into such account or accounts previously designated by Purchasers for this purpose; provided, however, that no adjustment will be made which would be calculated based on an Average Share Price of less than $.60 per share. For purposes of this Agreement, the term "Average Share Price" shall mean the average of the per share daily closing prices of the Shares during the applicable five-day trading period provided herein.

     3. Delivery of Share Certificates. At the Closing, the Company shall deliver to Purchasers certificates representing the Initial Share Number, which shall be fully paid and nonassessable upon issuance. The Shares shall be issued in increments and in the names of the Purchasers as set forth in
Schedule I hereto, subject to adjustment as provided in Section 2, above.

     4. Registration Rights and Exchange Filings. The Shares (including the Additional Shares) shall be subject to certain registration rights, as provided in that certain Registration Rights Agreement attached hereto as Exhibit "B" and by reference made a part hereof. (Such Registration Rights Agreement, together with this Securities Purchase Agreement, constitute the "Transaction Documents"). The registration statement covering such Shares shall be referred to herein as the "Registration Statement".

     5. Closing. Payment of the Investment Amount as described in Section 1, above, and delivery of the Shares as described in Section 3, above, shall be deemed to be the completion of the transactions contemplated by this Agreement ("Closing"). Closing shall occur on or before 3:00 p.m. M.S.T. on __________, 19__, or such later date as the parties may hereafter agree in writing (the "Closing Date").

     6. Failure of Any Purchaser to Close. The Company shall not be obligated to issue and sell any of the Shares unless the minimum of 3,750,000 of the Shares to be purchased and sold hereunder are purchased by the Purchasers. In the event any Purchaser fails to purchase at the Closing any of the Shares scheduled to be purchased by him or it, the other Purchasers shall have the right to purchase at the Closing (or on such other date as the Company and such Purchaser(s) shall agree) the Shares that are not so purchased, and the Company shall issue and sell such Shares to such other Purchaser(s).

     7. Use and Disposition of Proceeds. The gross proceeds of this transaction will be between Three Million Dollars ($3,000,000) (the "Minimum Proceeds) and Four Million Dollars ($4,000,000) (the "Maximum Proceeds"). If it receives no more than the Minimum Proceeds, the Company intends to use said proceeds as follows:

                                                  Approximate
Application of Proceeds                           Dollar Amount       Percentage
-------------------------------------------       -------------       -------------
Partial payment of demand promissory notes
   owing to SMD, LLC ("SMD")                      $1,500,000           50.00%
Partial payment of demand promissory notes
   owing to fonix corporation                        200,000            6.67%
Reserve for purchase of one (1) additional
   drilling rig and associated equipment
   and inventory                                     537,000           17.90%
Operating Capital and offering expenses<F1>          763,000           25.43%

   Total                                          $3,000,000          100.00%

If it receives the Maximum Proceeds, the Company intends to use said proceeds as follows:

                                                  Approximate
Application of Proceeds                           Dollar Amount        Percentage
---------------------------------------           -----------------    ----------
Full payment of demand promissory notes
   owing to SMD                                   $2,180,000            54.50%
Partial payment of demand promissory notes
   owing to fonix corporation                        200,000             5.00%
Reserve for purchase of two (2)
   additional drilling rigs and associated
   equipment and inventory                         1,074,000            26.85%
Operating capital and offering expenses1             546,000            13.65%

          Total                                  $ 4,000,000           100.00%

------------------------
The foregoing represents the Company's present intention and best estimates with respect to the use of the Minimum Proceeds and Maximum Proceeds. Proceeds in excess of the Minimum Proceeds, but less than the Maximum Proceeds, shall be allocated, first, toward full payment of the demand promissory notes owing to SMD and, second, toward purchase of one (1) additional drilling rig and associated equipment and inventory. Pending use of the net proceeds for the above purposes, the Company intends to invest the funds in certificates of deposit or other fully-insured investment grade securities. Purchasers acknowledge and agree that the Company shall have immediate access to such funds, according to the Company's management's discretion, following the Closing and delivery of the Shares to Purchasers.

     8.     Special Covenants.

     8.1 Nominees of Purchasers to Serve on Board of Directors. Concurrent with the Closing of the transactions contemplated by this Agreement, resolutions of the Board of Directors of the Company shall be adopted which (i) increase the number of directors of the Company to nine (9) and (ii) appoint Roger D. Dudley, Stephen M. Studdert, Joseph Verner Reed and Rick D. Nydegger as directors of the Company.

     8.2 Financial Reports. So long as the Purchasers are collectively the beneficial owners of 5% or more of the issued and outstanding shares of Common Stock of the Company, KLS shall provide the Purchasers with copies of its annual report to shareholders, annual report on Form 10-KSB (or such other form as KLS may be qualified to use for such purpose), quarterly reports on Form 10-QSB (or such other form as may properly be available to KLS for such reports), any report on Form 8-K, and internally prepared (unaudited) financial statements, to the extent prepared by KLS. In the case of the reports described above which are filed with the Securities and Exchange Commission, copies of the same will be provided to the Purchasers within five
(5) working days of filing with the Commission. In the case of the other documents, to the extent the same are prepared by KLS, they shall be provided on or before the 20th day following the month then ended.

     8.3 Amendment of Indemnification Rights of Directors. The Company covenants and agrees that the By-laws of the Company shall be amended to provide that, to the extent and in the manner provided by applicable law, any expenses (including attorneys' fees) incurred by a director in connection with any threatened, pending or completed action, suit or proceeding to which such director is a party (or is threatened to be made a party) by reason of the fact that such person is or was a director of the Company, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding even if such director is alleged to have not met the applicable standard of conduct required under the Company's By-laws or is alleged to have committed conduct so that, if true, such director would not be entitled to indemnification under the Company's By-laws, upon receipt of an undertaking, which need not be secured, by or on behalf of the director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Company's By-laws. This covenant will constitute a contractual obligation on the part of KLS to provide such indemnification and defense regardless of the modification of the By-laws.

     9. Representations and Warranties of Purchasers. To induce the Company's acceptance of this Agreement, each Purchaser hereby represents and warrants, severally as to itself or himself and not jointly, to the Company and its agents and attorneys as follows (it being acknowledged that for purposes of this Section 9 the term "Common Shares" shall mean the Shares being purchased by such Purchaser hereunder):

     9.1 Accredited Status. Purchaser is an "accredited investor" within the meaning of Section 501(a) of Regulation D under the Act, because the undersigned is [THE UNDERSIGNED MUST INITIAL ALL OF THE FOLLOWING PARAGRAPHS WHICH ACCURATELY DESCRIBE THE UNDERSIGNED'S STATUS]:

          Purchaser is an accredited person because Purchaser is:

          (1)     A director or executive officer of the Company.
           (Initial)

          (2) A natural person whose net worth (i.e. the excess of his/her total assets over his/her total liabilities, including the value of his/her personal residence), individually or jointly with his/her spouse, as of the date hereof, exceeds $1,000,000.
       (Initial)

          (3) A natural person who had an individual income in excess of $200,000 in each of the past two years, or whose joint income with that person's spouse during each of the past two was in excess of $300,000, and who reasonably expects to reach the same income level in the present year.
       (Initial)

          (4) A corporation or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
       (Initial)

          (5) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
       (Initial)

          (6) An entity in which all of the equity owners are "accredited investors" pursuant to one of the categories set forth above.
       (Initial)

          (7)     None of the above.
       (Initial)

     9.2 Liquidity. Purchaser presently has sufficient liquid assets to pay that portion of the Investment Amount to be paid by such Purchaser hereunder. Purchaser's overall commitments to investments that are not readily marketable is not disproportionate to Purchaser's total assets, and Purchaser's investment in the Company will not cause such overall commitment to become excessive. Purchaser has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Company or for a source of income from the Company. Purchaser is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement, including, but not limited to, the possibility of the complete loss of the value of the Common Shares and the limited transferability of the Common Shares, which may make the liquidation of the Common Shares impossible in the near future.
     9.3 Organization, Standing, Authorization. If not an individual, Purchaser is duly organized, validly existing, and in good standing under the laws of the country of organization described in Schedule I hereto and has the requisite power and authority to enter into this Agreement, acquire the Common Shares and execute and deliver any documents or instruments in connection with this Agreement. The execution and delivery of this Agreement, and all other documents and instruments executed by Purchaser in connection with any of the transactions contemplated by this Agreement have been duly authorized by all required action of Purchaser's members or managers. The person executing, on Purchaser's behalf, this Agreement and any other documents or instruments executed by Purchaser in connection with this Agreement is duly authorized to do so.

     9.4 Absence of Conflicts. Purchaser represents and warrants that the execution and delivery of this Agreement and any other document or instrument executed in connection with this Agreement, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which Purchaser or any of their properties is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by such Purchaser to any third party, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser are subject or to which any of their properties, operations or management may be subject.

     9.5 Sole Party in Interest. Purchaser represents that it is the sole and true party in interest, and no other person or entity has or will have upon the issuance of the Common Shares any beneficial ownership interest in the Common Shares or any portion of the Common Shares, whether direct or indirect, other than the equity holders or beneficiaries of such Purchaser.

     9.6 Investment Purpose. Purchaser represents that it is acquiring the Common Shares for its own account and for investment purposes and not on behalf of any other person or entity or for or with a view to resale or distribution.

     9.7 Knowledge and Experience. Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect Purchaser's interests in connection with the acquisition of the Common
Shares. Purchaser has such knowledge and experience in financial and business matters in general, and investments in the drilling and mining industry in particular, that Purchaser is capable, on Purchaser's behalf, of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser has been informed that an investment in the Company is speculative and has concluded that Purchaser's proposed investment is appropriate in light of its overall investment objectives and financial situation.

     9.8 Investment Advisors. No party has received or will receive any compensation or other remuneration for advising Purchaser with respect to this investment, and Purchaser represents that no investment advisor or purchaser representative has been consulted or retained in connection with Purchaser's decision to invest in the Company. As of the date of execution of this Agreement, Purchaser has no relationship whatsoever with the Company, and has had no relationship with the Company at any time in the past.

     9.9 Disclosure, Access to Information. Purchaser confirms that it has received and thoroughly read and is familiar with and understands this Agreement, and that all documents, records, books and other information pertaining to Purchaser's investment in the Company requested by Purchaser have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Purchaser that have not been made available by the Company. Purchaser further acknowledges that any decision not to ask questions of the Company's representatives was a conscious decision on Purchaser's part and reflects Purchaser's belief that no additional information is necessary in order to make an informed decision about investing in the Company. Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Purchaser has reviewed or received copies of any such reports that have been requested by it. Without limiting the generality of the foregoing, Purchaser acknowledges that it has received and has reviewed copies of the following documents and materials, all of which are incorporated herein by reference:

     (1)  Articles of Incorporation of the Company, as amended;

     (2)  By-laws of the Company;

     (3) Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995;

     (4) Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996; and

     (5)  Reports of Form 8-K filed July 2, 1996 and September 4, 1996.

The statements contained in the above-described Reports on Forms 10-QSB, 10-KSB and 8-K that are not purely historical are forward looking statements within the meaning of Section 27A of the Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. Forward looking statements include: statements regarding future drilling and/or mining development; statements regarding future drilling and/or mining spending and the Company's drilling and/or mining development strategy; and statements regarding the levels of international sales. All forward looking statements included in this document and the above-described Reports on Forms 10-QSB, 10-KSB and 8-K are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward looking statements. It is important to note that the Company's actual results could differ materially from those in such forward looking statements. Some of the factors that could cause actual results to differ materially are set forth in Section 10 below.

     9.10 Exclusive Reliance on this Agreement. In making the decision to purchase the Common Shares, Purchaser has relied exclusively upon information included in this Agreement or incorporated herein by reference pursuant to
Section 9.9, and not on any other representations, promises or information, whether written or verbal, by any person.

     9.11 Accuracy of Unincorporated Documents and Other Unincorporated Materials. To the extent Purchaser has received documents or other materials, other than as expressly incorporated herein by reference pursuant to Section 9.9, Purchaser acknowledges the following with respect to such documents and materials:

     (1) Such documents and materials and any projections contained therein may be incomplete, may contain errors or misstatements, and do not purport to adequately describe the transactions contemplated by this Agreement or the status of the development of the Company's business and business opportunities. Purchaser agrees that such documents and materials cannot be relied upon in making a decision as to whether to purchase the Common Shares and acknowledges that there can be no assurance that any of the projections contained therein will be accomplished by the Company; and

     (2) Purchaser has been advised and fully understands that any summaries, projections, forecasts or estimates included in such documents and materials, including those relating to product development schedules and projections, possible revenues, income, profitability of the Company or an investment therein inherently involve uncertainties and may be affected by circumstances in the future which cannot be reasonably predicted and are beyond the control of the Company. Further, the projections, forecasts and estimates are speculative and may be optimistic, and there can be no assurance that any of the projections, forecasts or estimates will be reached, or that the Company will successfully produce a commercially viable product or that the Company will realize any income or profits or that any dividends or distributions of profits will be paid on the Company's securities. The use of the words "believes," "estimates," "anticipates" and similar expressions are intended to identify forward-looking statements, all of which are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Purchaser should not place undue reliance on such forward-looking statements, which speak only as of the date(s) made. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     9.12 Residency. Each Purchaser has its principal place of business as set forth in Schedule I hereto.

     9.13 Advice of Counsel. Purchaser understands the terms and conditions of this Agreement, has investigated all issues to Purchaser's satisfaction, has consulted with such of Purchaser's own legal counsel or other advisors as Purchaser deems necessary, and is not relying, and has not relied on the Company for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby. Purchaser further acknowledges, understands and agrees that, in arranging for the preparation of this Agreement and all other documents and materials related thereto, the Company has not attempted to procure, and has not procured, legal representation for Purchaser.

     9.14 Accuracy of Representations and Information. All representations made by Purchaser in this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Company concerning Purchaser and its financial position is correct and complete in all material respects as of the date hereof. If there is any material change in such information before the actual issuance of the Common Shares, Purchaser immediately will provide such information to the Company.

     9.15 No Representations. None of the following have ever been represented, guaranteed, or warranted to Purchaser by the Company or any of its employees, agents, representatives or affiliates, or any broker or any other person, expressly or by implication:

     (1) The approximate or exact length of time that Purchaser will be required to remain as owner of the Common Shares;

     (2) The percentage of profit or amount of or type of consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of an investment in the Common Shares; or

     (3) The past performance or experience on the part of the Company or any affiliate or their associates, agents or employees, or of any other person as being indicative of future results of an investment in the Common Shares.

     9.16 Federal Tax Matters. Purchaser has reviewed and understands the federal income tax aspects of its purchase of the Common Shares, and has received such advice in this regard as Purchaser deems necessary from qualified sources such as attorneys, tax advisors or accountants, and is not relying on any representative or employee of the Company for such advice.

     10. Certain Risk Factors. Purchasers have been informed about and fully understand that there are risks associated with an investment in the Company. Such risks may include, but not necessarily be limited to, the following:

     10.1     Recent Net Losses.  The Company had significant net operating
losses in fiscal years 1994 and 1995.   It also had operating losses in prior
years. As a result, the Company had an accumulated deficit of approximately ($2,300,000) at September 30, 1994 and ($3,545,000) at September 30, 1995.
Although the Company has experienced revenue growth and net operating income in the six-months ending June 30, 1995, there can be no assurance that such growth will continue or that net losses will not be incurred in future operating periods. Indeed, the Company anticipates that it will have a significant loss for the fiscal year ending September 30, 1996.

     10.2 Need for Additional Funding. The Company has operated in a negative cash flow position for several years and has substantial accumulated operating deficits. In order to increase revenues and improve cash flow, the Company requires additional funding that will enable it to repay current and long-term debt and purchase additional equipment. The Company may seek such funding through a public or future private offering of its stock. Shares issued in such an offering may substantially dilute the shareholdings of other shareholders, including the Purchasers.

     10.3 Continuation of Control. At the time of this offering, SMD, a significant shareholder of the Company, owns 2,561,000 shares of Common Stock, including 500,000 shares of Common Stock issuable to SMD upon conversion of 100,000 shares of preferred stock, or more than 23% of the issued and outstanding common stock of the Company. SMD also has the right to acquire an additional 6,600,000 shares of Common Stock or up to an additional 36.6% of the Company. In addition, the principals SMD are now or following the Closing
will be directors of the Company.   The continued ownership of a significant
number of shares, the rights to purchase additional shares of Common Stock and the board positions occupied by the SMD principals will perpetuate and increase SMD's ability to influence corporate policy and management.

     10.4 Dependency on Trained Personnel. The Company relies on the services of trained technicians and skilled workers in many aspects of its operations. As its operations expand, the Company will be required to seek, hire and retain persons with the requisite expertise and experience to meet the Company's needs. The cost of training and retaining such personnel may decrease operating margins and affect profitability until the expansion operations begin operating at capacity. There can be no assurance that qualified personnel are readily available at costs that make it feasible for the Company to retain them. In addition, the Company may experience delays in its expansion efforts as new or current personnel are trained to perform at a level needed by the Company.

     10.5 Equipment Costs. To date the Company has been able to meet its requirements for additional equipment by acquiring used equipment which it has thereafter refurbished. Such used equipment is generally acquired at prices that are substantially less than the cost of new equipment. Generally, after refurbishing the used equipment, the Company's total cost therefor is less than the cost of new equipment. However, to meet its expansion needs and to avoid delay if it is to take advantage of new contract opportunities, the Company may be required to purchase new, rather than used or refurbished drilling equipment. The cost of new equipment can be as much as 40% greater than a comparable refurbished rig, thereby increasing the Company's investment cost in new operations and reducing the amount of capital available for other expansion projects.

     10.6 Government Regulation and Environmental Matters. The Company's operations and mining operations in general are subject to substantial government regulation including federal, state and local laws concerning safety, land use and environmental protection. The Company must comply with local, state and federal requirements regarding exploration and drilling operations, public safety, employee health and safety, air quality, water pollution, noxious odor, noise and dust control, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. Although the Company believes it is in substantial compliance with such regulations, laws and requirements with respect to its operations failure to comply could have a material adverse effect on the Company including substantial penalties, fees and expenses and could result in significant delays in the Company's operations or a potential shutdown of some or all of its operations. The Company must also obtain and comply with local, state and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and takes significant amounts of time. Although the Company foresees no material problems or delays, no assurances can be given that the Company can obtain the necessary permits, commence new operations or continue existing operations or that the Company can maintain economic production in compliance with the necessary permits. There can be no assurance that future changes in existing law or new legislation will not limit or adversely impact the Company's business operations.

     10.7 Competition. The Company operates in an industry that is characterized by intense competition for resources, equipment and personnel. Some of the Company's principal competitors are substantially larger, have substantially greater resources and have spent considerably larger sums of capital than the Company for equipment, including drilling rigs, development and operations.

     10.8 Risks Associated with Mining Operations, Insurance Coverage and Uninsured Losses. The Company's activities are subject to all the risks and hazards commonly associated with mining operations, including, but not limited to, unforeseen geological formations, environmental concerns and personal injury. The Company has insurance covering personal injury, worker's compensation and damage to property and equipment, although in view of recent trends in damage awards in personal injury lawsuits, such insurance may be insufficient to satisfy large losses or judgments against the Company. Furthermore, certain types of insurance coverage (generally against losses caused by natural disasters and acts of God) are either unattainable or prohibitively expensive. Substantial damage awards against the Company or substantial damages not covered by insurance will affect the Company's ability to continue as a going concern.

     10.9 Exploration Activities. The Company presently plans to expand its operations in more speculative and risky precious metal exploration, in addition to its existing drilling services and equipment maintenance and repair business. Exploration for gold, silver and other precious metals is a highly speculative business, with no assurance that adequate deposits or reserves can be located or that if located, meaningful volumes of ore can be extracted, refined or sold at profitable rates. In addition, the Company's present management has limited experience in acquiring or operating previous metal mining properties.

     10.10 Volatility of the Special Metals Market. The profitability of the Company's operations can be significantly affected by changes in the market price of gold and other precious metals. The market price of gold has fluctuated widely and is affected by numerous factors beyond the Company's control, including international economic trends, currency exchange fluctuations, expectations for inflation, speculative activities, consumption patterns (such as purchases of gold jewelry and the development of gold coin programs), purchases and sales of gold bullion, holdings by central banks and other large gold bullion holders or dealers and global or regional political events, particularly in major gold producing countries such as South Africa and some of the countries that formerly comprised the Soviet Union. Gold market prices are also affected by worldwide production levels which have increased in recent years. The aggregate effect of these factors, all of which are beyond the Company's control, is impossible for the Company to predict. In addition, the market price of gold has, on occasion, been subject to rapid short-term changes because of market speculation. If the price for precious metals such as gold is below the Company's customers' cash production costs and remains below such level for any sustained period, the Company's customers could experience losses and could determine that it is not economically feasible to continue to engage the Company for performance of its operations and services, or to continue to develop some or all of their projects.

     10.11 Foreign Operations. The Company's operations include precious metals exploration in the country of Mexico where the Company is required to comply with various environmental and other laws, rules and regulations. The Company's business is or may become subject to many other risks of international operations, including potential tariff restrictions, currency fluctuations, currency control regulations, competing or conflicting manufacturing standards, government regulation and approval policies and licensing and permit requirements. In recent years the economic situation in Mexico has been subject to volatile change. In addition, political and economic changes in the future could adversely affect the Company's investment and operations in Mexico.

     10.12 Risk of Litigation. The Company organized its flashlight business under the name "Kel-Lite" in April 1994 when it acquired certain assets, including certain machinery, from an insolvent California-based flashlight manufacturing business for a cash payment of $200,000. The acquired assets included a line of flashlight products previously manufactured and marketed by G.T. Price Products, Inc., which is now defunct, including plastic and metal lines of flashlight products. In February 1996, the Company sold the outstanding shares of Kel-Light to Nordic Industries Inc. As consideration for the purchase of Kel-Lite, the buyer paid to the Company $250,000 and agreed to pay the Company a royalty equal to two percent of the gross sales received by Kel-Lite, which royalty shall begin to accrue in February 1997 and will continue for ten years thereafter. If an aggregate of $600,000 in royalties is not paid prior to the expiration of the 10-year royalty period, then the buyer is to pay to the Company the difference between the gross royalties paid and $600,000 at the expiration of the 10-year period. The buyer agreed not to sell substantially all the shares of Kel-Lite or substantially all the assets of Kel-Lite on or before January 31, 2002. Upon the sale of substantially all the shares or substantially all the assets of Kel-Lite after January 31, 2002 and on or before January 31, 2007, the buyer agreed to pay to the Company an amount equal to the excess, if any, of $600,000 over the sum of all royalties previously paid to the Company, together with an amount equal to five percent of any consideration paid for the shares or the assets being sold by the buyer. In connection with the sale of Kel-Lite, the Company agreed to issue to the buyer warrants to purchase up to 250,000 shares of the Company's restricted common stock at an exercise price of $.40 per share, exercisable until February 1997, and to grant to the buyer registration rights to register the transfer of the common stock underlying those warrants. The buyer has recently informed the Company that it believes that another Company may have a patent which is substantially similar to one of the patents owned by Kel-Lite. The buyer claims that it did not receive the value for the Company that it bargained for because of the potentially infringing third-party patent. The Company has responded to the buyer that the potentially infringing patent was applied for and issued after the date of one of patents owned by Kel-Lite and that the Company will honor its obligations to the buyer to defend against any infringement claims concerning the Kel-Lite patent, including the potentially infringing third-party patent. The buyer has also informed the Company that it believes the inventory of Kel-Lite was overstated at the time it acquired Kel-Lite.
The buyer claims that a substantial portion of finished goods were obsolete, of little or no value and that the Company had failed to properly reserve for or write down inventory to reflect that obsolescence. The Company has advised the buyer that it believes the inventory was property recorded on its financial statements and that the buyer received compensation for potential inventory obsolescence in the form of warrants to purchase up to 250,000 shares of the Company's restricted common stock at an exercise price of $.40 per share. The buyer and the Company are continuing discussions with respect to the buyer's claims. The buyer has indicated to the Company that it may file a lawsuit against the Company if its claims against the Company described above are not resolved in a manner satisfactory to the buyer. While the Company believes, based upon the facts presently known to it and described above, that any lawsuit filed by the buyer would not result in any material liability to the Company, there can be no assurance that such an action may not result in an award of damages against the Company in an amount that may be material.

     10.13 Potential Depressive Effect of Sales of Shares by Present Stockholders. As of the date of this Agreement, a substantial number of shares of the Company's common stock currently issued and outstanding are "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933, as amended. Sales of substantial amounts of common stock into the public market following this offering could adversely affect the market price for the Company's securities.

     10.14 No Dividends. The Company has never declared or paid any cash dividends on its shares and does not anticipate paying cash dividends in the foreseeable future.

     10.15 Risk of Dissolution by Future Issuance of Shares. The Company may use its securities, including shares of its common stock or its preferred stock, to finance acquisitions. The issuance by the Company of its equity securities, including common stock or securities convertible into common stock, in any such transaction will result in immediate and possibly substantial dilution to the existing stockholders of the Company, including the Purchasers.

     11. Manner of Sale. At no time were the Purchasers presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     12. Restricted Shares. The Purchasers understand and acknowledge that the Shares have not been registered under the Act, or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or unless the Company has first received an opinion of competent securities counsel that an exemption from registration is available for such resale. With regard to the restrictions on resales of the Shares, the Purchasers are aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144;
(ii) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such securities; and
(iii) that a restrictive legend will be placed on certificates representing the Shares, which legend will read substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. FURTHERMORE, THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS SECURITIES COUNSEL, THAT AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     13. Indemnification. The Company agrees to indemnify each of the Purchasers and their respective officers, employees and agents, and hold them harmless from and against any and all liability, damage, cost or expense, including attorney's fees, incurred on account or arising out of any inaccuracy in or breach of the declarations, covenants, agreements, representations, and warranties by the Company set forth herein.

     14. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchasers as follows:

     14.1 Organization, Standing, Etc. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the requisite power and authority to enter into and perform this Agreement and to execute and perform under the documents, instruments and agreements related to this Agreement.

     14.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required action of the Company, including any necessary approval by its Board of Directors or shareholders, and each of the Transaction Documents and all instruments and agreements to be delivered in connection therewith constitute its legal, valid and binding obligation, enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to the rights of creditors generally.

     14.3 Absence of Conflicts. Neither the execution and delivery of the Transaction Documents or any other agreement or instrument to be delivered to the Purchasers in connection therewith, nor the consummation of the transactions contemplated thereby, by the Company, shall (i) conflict with or result in a breach of or constitute a violation or default under (A) any provision of the Articles of Incorporation, as amended, or By-laws of the Company, or (B) the provision of any indenture, instrument or agreement to which the Company is a party or by which it or any of its properties is bound, or (C) any order, writ, judgment, award, injunction, decree, law, statute, rule or regulation, license or permit applicable to the Company; (ii) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owned by the Company to any third party, or (iii) require the approval of any third party pursuant to any materials contract, agreement, instrument, relationship or legal obligation to which the Company is subject or to which it or any of its properties, operations or management may be subject.

     14.4 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock par value $.0001 per share and 1,000,000 shares of Preferred Stock par value $.0001 per share. As of November 1, 1996, 10,933,744 shares of Common Stock were issued and outstanding, 212,500 shares of Preferred Stock were issued and outstanding, no shares were held in the Company's treasury, and 6,600,000 shares were reserved for issuance in connection with options previously granted by the Company.
All of the outstanding shares of Common Stock are, and the Shares will be, when paid for and issued, duly authorized, validly issued, fully paid and non-assessable free of any preemptive rights.

     14.5 Financial Statements. The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1995 (the "1995 10-K"), and its quarterly reports on Form 10-QSB for the periods ended December 31, 1995, March 31, 1996 and June 30, 1996 (the "1996 10-Qs"), and all Current Reports on Form 8-K filed by the Company since December 31, 1995 (the "8-K's) copies of which have been filed with or furnished to the Securities and Exchange Commission, were when filed or furnished, accurate in all material respects and did not include any untrue statement of material fact or omit to state material facts necessary to make the statements therein not misleading. The financial statements included in the 1995 10-K and the 1995 10-Qs present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements.

     14.6 Litigation, Etc. Except as disclosed in the 1995 10-K and the 1996 10-Qs and 8-Ks, there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or other controversies pending, or to the knowledge of the Company threatened, or as to which the Company has received any notice, claim or assertion, which involve a potential cost or liability to the Company which would singly or in the aggregate, materially or adversely affect the financial condition, results of operations, business or prospects of the company. The Company is not in default with respect to any order, writ, injunction or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting or relating to it which is material to the financial condition, results of operations or business of the Company.

     14.7 No Material Adverse Change. Since September 30, 1995, other than as disclosed in 1996 10-Qs and 8-Ks, there has been no material adverse change in the assets, business, prospects, operations or financial condition of the Company.

     14.8 Unincorporated Documents or Materials. With respect to any document or other materials received by the Purchasers from the Company or its representatives which are incorporated herein by reference pursuant to Section
8.9 hereof, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein contain errors or misstatements or do not adequately describe the transactions contemplated by this Agreement or the status of the development of the Company's technology, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

     14.9 Information. The information concerning the Company set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. The Company is not aware of any facts or circumstances existing or any event which has had or which reasonably could be expected to have in the future a material adverse effect with respect to the financial condition, business, affairs or prospects of the Company since the last day of its most recent fiscal year which is not otherwise disclosed in the documents provided to Purchasers hereunder.

     14.10 Nature of Company. The Company is not an open ended investment company or a unit investment trust, registered or required to be registered, or a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

     15. Confidentiality. The Purchasers acknowledge and agree that the Company has provided them with certain information about the Company that is proprietary and confidential in connection with the consummation of the transactions contemplated by this Agreement (the "Confidential Information"). The Purchasers covenant to preserve the confidentiality of the Confidential Information and to use the Confidential Information only for the purpose of determining to proceed with the transactions contemplated by this Agreement, except that information (i) in the public domain without violation of any confidentiality agreement, if known by the party receiving it before receipt, or (ii) received from a third party without violation of a non-disclosure obligation of that third party of the party delivering or disclosing information shall not be considered Confidential Information subject to this
Section 15.

     16. Nondisclosure. Except as required by applicable securities laws, rules and regulations, prior to the Closing Date, no press release or other announcement concerning the proposed transactions will be issued except by mutual consent of the parties. This Agreement and all negotiations and discussions between the parties in connection with this Agreement shall be strictly confidential and will not be disclosed in any manner prior to the Closing Date, except to employees and agents of the parties on a need-to-know basis, as required by applicable law or regulations or as otherwise agreed by the parties. After Closing, disclosure shall be at the sole discretion of the Company.

     17. Conditions to Closing. Closing of the transactions contemplated by this Agreement shall be contingent upon the satisfaction of the following conditions precedent:

           17.1 Approvals, Waivers, Etc. KLS shall have delivered to the Purchasers evidence of all approvals of its board of directors, government or third-parties which may be required for the sale of the Shares, in full force and effect as of the Closing Date.

     18.     General Provisions.

     18.1 Attorneys' Fees. In the event of a default in the performance of this Agreement or any document or instrument executed in connection with this Agreement, the defaulting party, in addition to all other obligations of performance hereunder, shall pay reasonable attorneys' fees and costs incurred by the non-defaulting party to enforce performance of this Agreement.

     18.2 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, including choice of law rules.

     18.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

     18.4 Entire Agreement. This Agreement, and the Exhibits, Schedules and other attachments referred to herein (all of which are incorporated in this Agreement by reference) collectively set forth the entire agreement between the parties as to the subject matter hereof, supersede any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter of this Agreement, and may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

     18.5 Expenses. The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement. Notwithstanding the foregoing, the Company shall pay any stock transfer taxes payable in connection with the issue and sale of the Shares to the Purchasers.

     18.6 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     18.7 Notices. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, to the parties at their respective addresses as indicated below or at such other address as the parties may designate in writing:

     (1) If to Purchasers, then to their respective addresses set forth in Schedule I hereto.

          (2)     If to the Company:

               K.L.S. Enviro Resources, Inc.
               3220 North Freeway, Suite 105
               Fort Worth, TX 76111
               Attn: Raymond S. Kurzon, President
               Fax: (817) 624-1032

               With a copy to:

               Jeffrey M. Jones, Esq.
               DURHAM, EVANS, JONES & PINEGAR, P.C.
               Key Bank Tower, Suite 850
               50 South Main Street
               Salt Lake City, Utah  84144
               Fax: (801) 538-2425

All notices and communications shall be effective as follows: When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

     18.8 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     18.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, but shall not be assignable by Purchasers without the prior written consent of the Company.

     18.10 Survival of Representations, Warranties and Covenants Closing. All warranties, representations, indemnities and agreements made in this Agreement by a party hereto shall survive the date of this Agreement, the Closing Date, the consummation of the transactions contemplated by this Agreement, and the issuance by the Company of the Shares.

     IN WITNESS WHEREOF, the party named below has caused this Agreement to be executed, as of the date first above written.


BY: _____________________________________
NAME:___________________________________
TITLE:___________________________________
DATE: December 31, 1996

ACCEPTED AND AGREED:

KLS ENVIRO RESOURCES, INC.


BY:__________________________________
DATE: December 31, 1996

SCHEDULE I
TO THE SECURITIES PURCHASE AGREEMENT
PURCHASERS SIGNATORY THERETO AND
KLS ENVIRO RESOURCES, INC.

Name and Address          Number of Shares       Purchase Price     Residency
of Purchaser              Purchased              Paid               or Incorp.